Exhibit 10.10

Approved by
the International Ship Managers' Association (ISMA)

Approved by
the Documentary Committee of The
Japan Shipping Exchange Inc., Tokyo

Printed by BIMCO's idea

THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)

STANDARD SHIP MANAGEMENT AGREEMENT

CODE NAME: "SHIPMAN 98"

Part I

1. Date of Agreement 23 April 2014	
2. Owners (name, place of registered office and law of registry) (Cl. 1) Name SRV Joint Gas Ltd Place of registered office Clifton House 75 Fort Street Grand Cayman Cayman Islands Law of registry Cayman Islands	3. Managers (name, place of registered office and law of registry) (Cl. 1) Name Höegh LNG Fleet Management AS Place of registered office Drammensveien 134 0277 Oslo Norway Law of registry Norway
4. Day and year of commencement of Agreement (Cl. 2) Upon delivery of the Vessel from Samsung Heavy Industries Co. Ltd.	
5. Crew Management (state "yes" or "no" as agreed) (Cl. 3.1) YES	6. Technical Management (state "yes" or "no" as agreed) (Cl. 3.2) YES
7. Commercial Management (state "yes" or "no" as agreed) (Cl. 3.3) NO	8. Insurance Arrangements (state "yes" or "no" as agreed) (Cl. 3.4) NO
9. Accounting Services (state "yes" or "no" as agreed) (Cl. 3.5) YES	10. Sale or purchase of the Vessel (state "yes" or "no" as agreed) (Cl. 3.6) NO
11. Provisions (state "yes" or "no" as agreed) (Cl. 3.7) YES	12. Bunkering (state "yes" or "no" as agreed) (Cl. 3.8) NO
13. Chartering Services Period (only to be filled in if "yes" stated in Box 7) (Cl. 3.3(i)) NO	14. Owners' Insurance (state alternative (i), (ii) or (iii) of Cl. 6.3) 6.3 (ii)
15. Annual Management Fee (state annual amount) (Cl. 8.1) USD 650,000 (2013) + annual adjustment according to Amendment no.3 to the Timecharter Party dated 20 March 2007 between SRV Joint Gas Ltd. and GDF SUEZ LNG Supply SA	16. Severance Costs (state maximum amount) (Cl. 8.4(ii)) N.A.
17. Day and year of termination of Agreement (Cl. 17) As per Clause 17	18. Law and Arbitration (state alternative 19.1, 19.2 or 19.3; if 19.3 place of arbitration must be stated) (Cl. 19) LondonEnglish Law as per cl 19.1. Any Arbitration will take place in London.
19. Notices (state postal and cable address, telex and telefax number for serving notice and communication to the Owners) (Cl. 20) SRV Joint Gas Ltd C/O Höegh LNG AS Drammensveien 134 PO Box 4, Skøyen 0212 Oslo Norway Tel: +47 97 55 74 00 Fax: +47 97 55 74 01	20. Notices (state postal and cable address, telex and telefax number for serving notice and communication to the Managers) (Cl. 20) Höegh LNG Fleet Management AS Drammensveien 134 P.O. Box 4 Skøyen 0212 Oslo Norway Tel: +47 97 55 74 00 Fax: +47 97 55 74 01

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

It is mutually agreed between the party stated in Box 2 and the party stated in Box 3 that this Agreement consisting of PART I and PART II as well as Annexes “A” (Details of Vessel), “B” (Details of Crew), “C” (Budget) and “D” (Associated vessels) attached hereto, shall be performed subject to the conditions contained herein. In the event of a conflict of conditions, the provisions of PART I and Annexes “A”. “B”, “C” and “D” shall prevail over those of PART II to the extent of such conflict but no further..

ANNEX “A” (DETAILS OF VESSEL OR VESSELS) TO THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO) STANDARD SHIP MANAGEMENT AGREEMENT - CODE NAME: “SHIPMAN 98” Date of Agreement: 23 April 2014 Name of Vessel(s): GDF SUEZ Neptune Particulars of Vessel(s): Vessel Type: Shuttle and Regasification Vessel (SRV)/Liquified Natural Gas Tanker Cargo Capacity: 144,988.9 cbm LOA: 283.06 m Breadth Moulded: 43.4 m Design Draft: 11.4 m Gross Tonnage: about 97,100 mt Classification Society: DNV Cargo Containment: Mark III reinforced membrane tanks Engine: Wartsila Industries Diesel Generator Engine (12L50DF *3 + 6L50DF * 1) IMO Number: 9385673 Printed by BIMCO’s idea This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

ANNEX “B” (DETAILS OF CREW) TO

THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)

STANDARD SHIP MANAGEMENT AGREEMENT - CODE NAME: “SHIPMAN 98” Date of Agreement: 23 April 2014

Details of Crew: The Vessel will be crewed by a complement of 27 qualified crew under normal trading conditions. The number of officers may vary from time to time but the basis is 13 officers of mixed nationalities. Numbers Rank Nationality

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

ANNEX “C” (BUDGET) TO

THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)

STANDARD SHIP MANAGEMENT AGREEMENT - CODE NAME: “SHIPMAN 98”

Date of Agreement: 23 April 2014

Managers’ Budget for the first year with effect from the Commencement Date of this Agreement: As attached

Printed by BIMCO’s idea

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II “SHIPMAN 98” Standard Ship Management Agreement 1.Definitions 1

In this Agreement save where the context otherwise requires, 2 the following words and expressions shall have the meanings 3 hereby assigned to them. 4

“Owners” means the party identified in Box 2. 5

“Managers” means the party identified in Box 3. 6

“Vessel” means the vessel or vessels details of which are set 7 out in Annex “A” attached hereto. 8

“Crew” means the Master and the officers as provided by the 9

Manager to the Vessel at any time and ratings of the numbers, rank and nationality as per the Manager’s at any time current 10 crewing procedures and manuals.

“Crew Support Costs” means all expenses of a general nature 11 which are not particularly referable to any individual vessel for 12 the time being managed by the Managers and which are incurred 13 by the Managers for the purpose of providing an efficient and 14 economic management service and, without prejudice to the 15 generality of the foregoing, shall include the cost of crew standby 16 pay, training schemes for officers and ratings, cadet training 17 schemes, sick pay, study pay, recruitment and interviews. 18

“Severance Costs” means the costs which the employers are19

legally obliged to pay to or in respect of the Crew as a result of20 the early termination of any employment contract for service on 21 the Vessel. 22

“Crew Insurances” means insurances against crew risks which 23 shall include but not be limited to death, sickness, repatriation,24 injury, shipwreck unemployment indemnity and loss of personal 25 effects. 26

“Management Services” means the services specified in sub- 27 clauses 3.1 to 3.8 as indicated affirmatively in Boxes 5 to 12. 28

“ISM Code” means the International Management Code for the 29

Safe Operation of Ships and for Pollution Prevention as adopted 30 by the International Maritime Organization (IMO) by resolution 31

A.741 (18) or any subsequent amendment thereto. 32

“STCW 95” means the International Convention on Standards 33 of Training, Certification and Watchkeeping for Seafarers, 1978, 34

as amended in 1995 or any subsequent amendment thereto. 35

2. Appointment of Managers 36

With effect from the day and year stated in Box 4 and continuing 37 unless and until terminated as provided herein, the Owners38 hereby appoint the Managers and the Managers hereby agree39

to act as the Managers of the Vessel. 40

3. Basis of Agreement 41

Subject to the terms and conditions herein provided, during the42 period of this Agreement, the Managers shall carry out 43

Management Services in respect of the Vessel as agents for44 and on behalf of the Owners. The Managers shall have authority45 to take such actions as they may from time to time in their absolute 46 discretion consider to be necessary to enable them to perform47 this Agreement in accordance with sound ship management48

practice.49

3.1 Crew Management 50

(only applicable if agreed according to Box 5) 51

The Managers shall provide suitably qualified Crew for the Vessel52 as required by the Owners in accordance with the STCW 95 53

requirements, provision of which includes but is not limited to 54 the following functions:55

(i) selecting and engaging the Vessel’s Crew, including payroll56 arrangements, pension administration, and insurances for57

the Crew other than those mentioned in Clause 6: 58

(ii) ensuring that the applicable requirements of the law of the59 flag of the Vessel are satisfied in respect of manning levels,60 rank, qualification and certification of the Crew and 61

employment regulations including Crew’s tax, social 62

insurance, discipline and other requirements; 63

(iii)ensuring that all members of the Crew have passed a medical 64 examination with a qualified doctor certifying that they are fit 65 for the duties for which they are engaged and are in possession 66 of valid medical certificates issued in accordance with 67 appropriate flag State requirements. In the absence of 68

(iv)applicable flag State requirements the medical certificate shall 69 be dated not more than three months prior to the respective 70 Crew members leaving their country of domicile and 71 maintained for the duration of their service on board the Vessel; 72

(v) ensuring that the Crew shall have a command of the English 73 language of a sufficient standard to enable them to perform 74 their duties safely; 75

(vi) arranging transportation of the Crew, including repatriation; 76

(vii) training of the Crew and supervising their efficiency; 77

(viii) conducting union negotiations; 78

(ix) operating the Managers’ drug and alcohol policy unless 79 otherwise agreed. 80

3.2 Technical Management 81

(only applicable if agreed according to Box 6) 82

The Managers shall provide technical management which 83

includes, but is not limited to, the following functions: 84

(i) provision of competent personnel to supervise the 85 maintenance and general efficiency of the Vessel; 86

(ii) arrangement and supervision of dry dockings, repairs, 87 alterations and the upkeep of the Vessel to the standards 88 required by the Owners provided that the Managers shall 89 be entitled to incur the necessary expenditure to ensure 90 that the Vessel will comply with the law of the flag of the 91 Vessel and of the places where she trades, and all 92 requirements and recommendations of the classification 93 society; 94

(iii) arrangement of the supply of necessary stores, spares and 95 lubricating oil; 96

(iv)appointment of surveyors and technical consultants as the 97 Managers may consider from time to time to be necessary; 98

(v) development, implementation and maintenance of a Safety 99 Management System (SMS) in accordance with the ISM 100 Code (see sub-clauses 4,2 and 5.3). 101

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II “SHIPMAN 98” Standard Ship Management Agreement 3.5 Accounting Services 133 (only applicable if agreed according to Box 9) 134 The Managers shall: 135 (i) establish an accounting system which meets the 136 requirements of the Owners and provide regular accounting 137 services, supply regular reports and records, 138 (ii) maintain the records of all costs and expenditure incurred 139 as well as data necessary or proper for the settlement of 140 accounts between the parties. 141 3.7 Provisions (only applicable if agreed according to Box 11) 148 The Managers shall arrange for the supply of provisions. 149 4. Managers’ Obligations 153 4.1 The Managers undertake to use their best endeavours to 154 provide the agreed Management Services as agents for and on 155 behalf of the Owners in accordance with sound ship management 156 practice and to protect and promote the interests of the Owners in 157 all matters relating to the provision of services hereunder. 158 Provided, however, that the Managers in the performance of their 159 management responsibilities under this Agreement shall be entitled 160 to have regard to their overall responsibility in relation to all vessels 161 as may from time to time be entrusted to their management and 162 in particular, but without prejudice to the generality of the foregoing, 163 the Managers shall be entitled to allocate available supplies, 164 manpower and services in such manner as in the prevailing 165 circumstances the Managers in their absolute discretion consider 166 to be fair and reasonable. 167 4.2 Where the Managers are providing Technical Management 168 in accordance with sub-clause 3.2, they shall procure that the 169 requirements of the law of the flag of the Vessel are satisfied and 170 they shall in particular be deemed to be the “Company” as defined 171 by the ISM Code, assuming the responsibility for the operation of 172 the Vessel and taking over the duties and responsibilities imposed 173 by the ISM Code when applicable. 174 5. Owners’ Obligations 175 5.1 The Owners shall pay all sums due to the Managers punctually 176 in accordance with the terms of this Agreement. 177 5.2 Where the Managers are providing Technical Management 178 in accordance with sub-clause 3.2, the Owners shall: 179 (i) procure that all officers and ratings supplied by them or on 180 their behalf comply with the requirements of STCW 95; 181 (ii) instruct such officers and ratings to obey all reasonable orders 182 of the Managers in connection with the operation of the 183 Managers’ safety management system. 184 6. Insurance Policies 193 The Owners shall procure that throughout the period of 195 this Agreement: 196 6.1 at the Owners’ expense, the Vessel is insured for not less 197 than her sound market value or entered for her full gross tonnage, 198 as the case may be for: 199 (i) usual hull and machinery marine risks (including crew 200 negligence) and excess liabilities; 201 (ii) protection and indemnity risks (including pollution risks and 202 Crew Insurances); and 203 (iii) war risks (including protection and indemnity and crew risks) 204 in accordance with the best practice of prudent owners of 205 vessels of a similar type to the Vessel, with first class insurance 206 companies, underwriters or associations (“the Owners’ 207 Insurances”); 208 6.2 all premiums and calls on the Owners’ Insurances are paid 209 promptly by their due date, 210 6.3 the Owners’ Insurances name the Managers and, subject 211 to underwriters’ agreement, any third party designated by the 212 Managers as a joint assured, with full cover, with the Owners 213 obtaining cover in respect of each of the insurances specified in 214 sub-clause 6.1: 215 (ii) if reasonably obtainable, on terms such that neither the 219 Managers nor any such third party shall be under any 220 liability in respect of premiums or calls arising in connection 221 with the Owners’ Insurances; or 222 Indicate alternative (i), (ii) or (iii) in Box 14. If Box 14 is left 224 blank then (i) applies. 225 6.4 written evidence is provided, to the reasonable satisfaction 226 of the Managers, of their compliance with their obligations under 227 Clause 6 within a reasonable time of the commencement of 228 the Agreement, and of each renewal date and, if specifically 229 requested, of each payment date of the Owners’ Insurances. 230 7. Income Collected and Expenses Paid on Behalf of Owners 231 7.1 All moneys collected by the Managers under the terms of 232 this Agreement (other than moneys payable by the Owners to 233 the Managers) and any interest thereon shall be held to the 234 credit of the Owners in a separate bank account. 235 7.2 All expenses incurred by the Managers under the terms 236 of this Agreement on behalf of the Owners (including expenses 237 as provided in Clause 8) may be debited against the Owners 238 in the account referred to under sub-clause 7.1 but shall in any 239 event remain payable by the Owners to the Managers on 240 demand. 241 8. Management Fee 242 8.1 The Owners shall pay to the Managers for their services 243 as Managers under this Agreement an annual management 244 fee as stated in Box 15 which shall be payable by equal 245 monthly instalments in advance, the first instalment being 246 payable on the commencement of this Agreement (see Clause 247 2 and Box 4) and subsequent instalments being payable every 248 month. 249 8.2 The management fee shall be subject to an annual review 250 on the anniversary date of the Agreement and the proposed 251 fee shall be presented in the annual budget referred to in sub- 252 clause 9.1. 253 8.3 The Managers shall, at no extra cost to the Owners, provide 254 their own office accommodation, office staff, facilities and 255 stationery. Without limiting the generality of Clause 7 the Owners 256 This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre- printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II “SHIPMAN 98” Standard Ship Management Agreement shall reimburse the Managers for postage and communication 257 expenses, travelling expenses, and other out of pocket 258 expenses properly incurred by the Managers in pursuance of 259 the Management Services. 260 8.4 In the event of the appointment of the Managers being 261 terminated by the Owners or the Managers in accordance with 262 the provisions of Clauses 17 and 18 other than by reason of 263 default by the Managers, or if the Vessel is lost, sold or otherwise 264 disposed of, the “management fee” payable to the Managers 265 according to the provisions of sub-clause 8.1, shall continue to 266 be payable for a further period of three calendar months as 267 from the termination date. In addition, provided that the 268 Managers provide Crew for the Vessel in accordance with sub- 269 clause 3.1: 270 (i) the Owners shall continue to pay Crew Support Costs during 271 the said further period of three calendar months and 272 (ii)the Owners shall pay an equitable proportion of any 273 Severance Costs which may materialize, not exceeding 274 the amount stated in Box 16. 275 8.5 If the Owners decide to lay-up the Vessel whilst this 276 Agreement remains in force and such lay-up lasts for more 277 than three months, an appropriate reduction of the management 278 fee for the period exceeding three months until one month 279 before the Vessel is again put into service shall be mutually 280 agreed between the parties. 281 8.6 Unless otherwise agreed in writing all discounts and 282 commissions obtained by the Managers in the course of the 283 management of the Vessel shall be credited to the Owners. 284 9. Budgets and Management of Funds 285 9.1 The Managers shall present to the Owners annually a 286 budget for the following calendar year in such form 287 as the Owners require. The budget for the first year hereof is set out 288 in Annex “C” hereto. 289 The Management Fee, while also included in the Hire Rate, shall not be adjusted on a cost-pass-through basis during the Non Pass-through Period but shall be adjusted in accordance with paragraph 2.2 (b) in Schedule III in the Time Charterparty between Owner and Charterer as amended in Amendment no. 3. Subsequent annual budgets shall be prepared by the Managers and submitted to the Owners not 290 less than three months before commencement of the budget. 291 9.2 The Owners shall indicate to the Managers their acceptance 293 and approval of the annual budget within one month of 294 presentation and in the absence of any such indication the 295 Managers shall be entitled to assume that the Owners have 296 accepted the proposed budget. 297 9.3 Following the agreement of the budget, the Managers shall 298 prepare and present to the Owners their estimate of the working 299 capital requirement of the Vessel and the Managers shall each 300 month up-date this estimate. Based thereon, the Managers shall 301 each month request the Owners in writing for the funds required 302 to run the Vessel for the ensuing month, including the payment 303 of any occasional or extraordinary item of expenditure, such as 304 emergency repair costs, additional insurance premiums, bunkers 305 or provisions. Such funds shall be received by the Managers 306 within ten running days after the receipt by the Owners of the 307 Managers’ written request and shall be held to the credit of the 308 Owners in a separate bank account. 309 9.4 The Managers shall produce a comparison between 310 budgeted and actual income and expenditure of the Vessel in 311 such form as required by the Owners monthly or at such other 312 intervals as mutually agreed. 313 9.5 Notwithstanding anything contained herein to the contrary, 314 the Managers shall in no circumstances be required to use or 315 commit their own funds to finance the provision of the 316 Management Services. 317 10. Managers’ Right to Sub-Contract 318 The Managers shall not have the right to sub-contract any of 319 their obligations hereunder, including those mentioned in sub- 320 clause 3.1, without the prior written consent of the Owners which 321 shall not be unreasonably withheld. In the event of such a sub- 322 contract the Managers shall remain fully liable for the due 323 performance of their obligations under this Agreement. 324 11. Responsibilities 325 11.1 Force Majeure - Neither the Owners nor the Managers 326 shall be under any liability for any failure to perform any of their 327 obligations hereunder by reason of any cause whatsoever of 328 any nature or kind beyond their reasonable control. 329 11.2 Liability to Owners - (i) Without prejudice to sub-clause 330 11.1, the Managers shall be under no liability whatsoever to the 331 Owners for any loss, damage, delay or expense of whatsoever 332 nature, whether direct or indirect, (including but not limited to 333 loss of profit arising out of or in connection with detention of or 334 delay to the Vessel) and howsoever arising in the course of 335 performance of the Management Services UNLESS same is 336 proved to have resulted solely from the negligence, gross 337 negligence or wilful default of the Managers or their employees, 338 or agents or sub-contractors employed by them in connection 339 with the Vessel, in which case (save where loss, damage, delay 340 or expense has resulted from the Managers’ personal act or 341 omission committed with the intent to cause same or recklessly 342 and with knowledge that such loss, damage, delay or expense 343 would probably result) the Managers’ liability for each incident 344 or series of incidents giving rise to a claim or claims shall never 345 exceed a total of ten times the annual management fee payable 346 hereunder. 347 (ii) Notwithstanding anything that may appear to the contrary in 348 this Agreement, the Managers shall not be liable for any of the 349 actions of the Crew, even if such actions are negligent, grossly 350 negligent or wilful, except only to the extent that they are shown 351 to have resulted from a failure by the Managers to discharge 352 their obligations under sub-clause 3.1, in which case their liability 353 shall be limited in accordance with the terms of this Clause 11. 354 11.3 Indemnity - Except to the extent and solely for the amount 355 therein set out that the Managers would be liable under sub- 356 clause 11.2. the Owners hereby undertake to keep the Managers 357 and their employees, agents and sub-contractors indemnified 358 and to hold them harmless against all actions, proceedings, 359 claims, demands or liabilities whatsoever or howsoever arising 360 which may be brought against them or incurred or suffered by 361 them arising out of or in connection with the performance of the 362 Agreement, and against and in respect of all costs, losses, 363 damages and expenses (including legal costs and expenses on 364 a full indemnity basis) which the Managers may suffer or incur 365 (either directly or indirectly) in the course of the performance of 366 this Agreement. 367 11.4 “Himalaya” - It is hereby expressly agreed that no 368 employee or agent of the Managers (including every sub- 369 contractor from time to time employed by the Managers) shall in 370 any circumstances whatsoever be under any liability whatsoever 371 to the Owners for any loss, damage or delay of whatsoever kind 372 arising or resulting directly or indirectly from any act, neglect or 373 default on his part while acting in the course of or in connection 374 with his employment and, without prejudice to the generality of 375 the foregoing provisions in this Clause 11, every exemption, 376 limitation, condition and liberty herein contained and every right, 377 exemption from liability, defence and immunity of whatsoever 378 nature applicable to the Managers or to which the Managers are 379 entitled hereunder shall also be available and shall extend to 380 protect every such employee or agent of the Managers acting 381 as aforesaid and for the purpose of all the foregoing provisions 382 of this Clause 11 the Managers are or shall be deemed to be 383 acting as agent or trustee on behalf of and for the benefit of all 384 persons who are or might be their servants or agents from time 385 This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II “SHIPMAN 98” Standard Ship Management Agreement to time (including sub-contractors as aforesaid) and all such 386 persons shall to this extent be or be deemed to be parties to this 387 Agreement. 388 12. Documentation 389 Where the Managers are providing Technical Management in 390 accordance with sub-clause 3.2 and/or Crew Management in 391 accordance with sub-clause 3.1 they shall make available, 392 upon Owners’ request, all documentation and records related 393 to the Safety Management System (SMS) and/or the Crew 394 which the Owners need in order to demonstrate compliance 395 with the ISM Code and STCW 95 or to defend a claim against 396 a third party. 397 13. General Administration 398 13.1 The Managers shall handle and settle all claims arising 399 out of the Management Services hereunder and keep the Owners 400 informed regarding any incident of which the Managers become 401 aware which gives or may give rise to claims or disputes involving 402 third parties. 403 13.2 The Managers shall, as instructed by the Owners, bring 404 or defend actions, suits or proceedings in connection with matters 405 entrusted to the Managers according to this Agreement. 406 13.3 The Managers shall also have power to obtain legal or 407 technical or other outside expert advice in relation to the handling 408 and settlement of claims and disputes or all other matters 409 affecting the interests of the Owners in respect of the Vessel. 410 13.4 The Owners shall arrange for the provision of any 411 necessary guarantee bond or other security. 412 13.5 Any costs reasonably incurred by the Managers in 413 carrying out their obligations according to Clause 13 shall be 414 reimbursed by the Owners. 415 14. Auditing 416 The Managers shall at all times maintain and keep true and 417 correct accounts and shall make the same available for inspection 418 and auditing by the Owners at such times as may be mutually 419 agreed. On the termination, for whatever reasons, of this 420 Agreement, the Managers shall release to the Owners, if so 421 requested, the originals where possible, or otherwise certified 422 copies, of all such accounts and all documents specifically relating 423 to the Vessel and her operation. 424 15. Inspection of Vessel 425 The Owners shall have the right at any time after giving 426 reasonable notice to the Managers to inspect the Vessel for any 427 reason they consider necessary. 428 16. Compliance with Laws and Regulations 429 The Managers will not do or permit to be done anything which 430 might cause any breach or infringement of the laws and 431 regulations of the Vessel’s flag, or of the places where she trades. 432 17. Duration of the Agreement 433 This Agreement shall come into effect on the day and year stated 434 in Box 4 and shall continue until 435 to the other notice in writing, in which event the Agreement shall 437 terminate upon the expiration of a period of ninety (90) 438 days from the date upon which such notice was given. 439 18. Termination 440 18.1 Owners’ default 441 (i) The Managers shall be entitled to terminate the Agreement 442 with immediate effect by notice in writing if any moneys 443 payable by the Owners under this Agreement 444 shall not have been received in the Managers’ 446 nominated account within ten running days of receipt by 447 the Owners of the Managers written request or if the Vessel 448 is repossessed by the Mortgagees. 449 (ii)If the Owners: 450 (a) fail to meet their obligations under sub-clauses 5.2 451 and 5.3 of this Agreement for any reason within their 452 control, or 453 (b) proceed with the employment of or continue to employ 454 the Vessel in the carriage of contraband, blockade 455 running, or in an unlawful trade, or on a voyage which 456 in the reasonable opinion of the Managers is unduly 457 hazardous or improper, 458 the Managers may give notice of the default to the Owners 459 requiring them to remedy it as soon as practically possible. 460 In the event that the Owners fail to remedy it within a 461 reasonable time to the satisfaction of the Managers, the 462 Managers shall be entitled to terminate the Agreement 463 with immediate effect by notice in writing. 464 18.2Managers’ Default 465 If the Managers fail to meet their obligations under Clauses 3 466 and 4 of this Agreement for any reason within the control of the 467 Managers, the Owners may give notice to the Managers of the 468 default, requiring them to remedy it as soon as practically 469 possible. In the event that the Managers fail to remedy it within a 470 reasonable time to the satisfaction of the Owners, the Owners 471 shall be entitled to terminate the Agreement with immediate effect 472 by notice in writing. 473 18.3 Extraordinary Termination 474 This Agreement shall be deemed to be terminated in the case of 475 the sale of the Vessel or if the Vessel becomes a total loss or is 476 declared as a constructive or compromised or arranged total 477 loss or is requisitioned. 478 18.4For the purpose of sub-clause 18.3 hereof 479 (i) the date upon which the Vessel is to be treated as having 480 been sold or otherwise disposed of shall be the date on 481 which the Owners cease to be registered as Owners of 482 the Vessel; 483 (ii) the Vessel shall not be deemed to be lost unless either 484 she has become an actual total loss or agreement has 485 been reached with her underwriters in respect of her 486 constructive, compromised or arranged total loss or if such 487 agreement with her underwriters is not reached it is 488 adjudged by a competent tribunal that a constructive loss 489 of the Vessel has occurred. 490 18.5 This Agreement shall terminate forthwith in the event of 491 an order being made or resolution passed for the winding up, 492 dissolution, liquidation or bankruptcy of either party (otherwise 493 than for the purpose of reconstruction or amalgamation) or if a 494 receiver is appointed, or if it suspends payment, ceases to carry 495 on business or makes any special arrangement or composition 496 with its creditors. 497 18.6 The termination of this Agreement shall be without 498 prejudice to all rights accrued due between the parties prior to 499 the date of termination. 500 19. Law and Arbitration 501 19.1 This Agreement shall be governed by and construed in 502 accordance with English law and any dispute arising out of or 503 in connection with this Agreement shall be referred to arbitration 504 in London in accordance with the Arbitration Act 1996 or 505 any statutory modification or re-enactment thereof save to 506 the extent necessary to give effect to the provisions of this 507 Clause. 508 The arbitration shall be conducted in accordance with the 509 London Maritime Arbitrators Association (LMAA) Terms 510 current at the time when the arbitration proceedings are 511 commenced. 512 The reference shall be to three arbitrators. A party wishing 513 to refer a dispute to arbitration shall appoint its arbitrator 514 This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II “SHIPMAN 98” Standard Ship Management Agreement 3.5 Accounting Services 133 (only applicable if agreed according to Box 9) 134 The Managers shall: 135 (i) establish an accounting system which meets the 136 requirements of the Owners and provide regular accounting 137 services, supply regular reports and records, 138 (ii) maintain the records of all costs and expenditure incurred 139 as well as data necessary or proper for the settlement of 140 accounts between the parties. 141 3.7 Provisions (only applicable if agreed according to Box 11) 148 The Managers shall arrange for the supply of provisions. 149 4. Managers’ Obligations 153 4.1 The Managers undertake to use their best endeavours to 154 provide the agreed Management Services as agents for and on 155 behalf of the Owners in accordance with sound ship management 156 practice and to protect and promote the interests of the Owners in 157 all matters relating to the provision of services hereunder. 158 Provided, however, that the Managers in the performance of their 159 management responsibilities under this Agreement shall be entitled 160 to have regard to their overall responsibility in relation to all vessels 161 as may from time to time be entrusted to their management and 162 in particular, but without prejudice to the generality of the foregoing, 163 the Managers shall be entitled to allocate available supplies, 164 manpower and services in such manner as in the prevailing 165 circumstances the Managers in their absolute discretion consider 166 to be fair and reasonable. 167 4.2 Where the Managers are providing Technical Management 168 in accordance with sub-clause 3.2, they shall procure that the 169 requirements of the law of the flag of the Vessel are satisfied and 170 they shall in particular be deemed to be the “Company” as defined 171 by the ISM Code, assuming the responsibility for the operation of 172 the Vessel and taking over the duties and responsibilities imposed 173 by the ISM Code when applicable. 174 5. Owners’ Obligations 175 5.1 The Owners shall pay all sums due to the Managers punctually 176 in accordance with the terms of this Agreement. 177 5.2 Where the Managers are providing Technical Management 178 in accordance with sub-clause 3.2, the Owners shall: 179 (i) procure that all officers and ratings supplied by them or on 180 their behalf comply with the requirements of STCW 95; 181 (ii) instruct such officers and ratings to obey all reasonable orders 182 of the Managers in connection with the operation of the 183 Managers’ safety management system. 184 6. Insurance Policies 193 The Owners shall procure that throughout the period of 195 this Agreement: 196 6.1 at the Owners’ expense, the Vessel is insured for not less 197 than her sound market value or entered for her full gross tonnage, 198 as the case may be for: 199 (i) usual hull and machinery marine risks (including crew 200 negligence) and excess liabilities; 201 (ii) protection and indemnity risks (including pollution risks and 202 Crew Insurances); and 203 (iii) war risks (including protection and indemnity and crew risks) 204 in accordance with the best practice of prudent owners of 205 vessels of a similar type to the Vessel, with first class insurance 206 companies, underwriters or associations (“the Owners’ 207 Insurances”); 208 6.2 all premiums and calls on the Owners’ Insurances are paid 209 promptly by their due date, 210 6.3 the Owners’ Insurances name the Managers and, subject 211 to underwriters’ agreement, any third party designated by the 212 Managers as a joint assured, with full cover, with the Owners 213 obtaining cover in respect of each of the insurances specified in 214 sub-clause 6.1: 215 (ii) if reasonably obtainable, on terms such that neither the 219 Managers nor any such third party shall be under any 220 liability in respect of premiums or calls arising in connection 221 with the Owners’ Insurances; or 222 Indicate alternative (i), (ii) or (iii) in Box 14. If Box 14 is left 224 blank then (i) applies. 225 6.4 written evidence is provided, to the reasonable satisfaction 226 of the Managers, of their compliance with their obligations under 227 Clause 6 within a reasonable time of the commencement of 228 the Agreement, and of each renewal date and, if specifically 229 requested, of each payment date of the Owners’ Insurances. 230 7. Income Collected and Expenses Paid on Behalf of Owners 231 7.1 All moneys collected by the Managers under the terms of 232 this Agreement (other than moneys payable by the Owners to 233 the Managers) and any interest thereon shall be held to the 234 credit of the Owners in a separate bank account. 235 7.2 All expenses incurred by the Managers under the terms 236 of this Agreement on behalf of the Owners (including expenses 237 as provided in Clause 8) may be debited against the Owners 238 in the account referred to under sub-clause 7.1 but shall in any 239 event remain payable by the Owners to the Managers on 240 demand. 241 8. Management Fee 242 8.1 The Owners shall pay to the Managers for their services 243 as Managers under this Agreement an annual management 244 fee as stated in Box 15 which shall be payable by equal 245 monthly instalments in advance, the first instalment being 246 payable on the commencement of this Agreement (see Clause 247 2 and Box 4) and subsequent instalments being payable every 248 month. 249 8.2 The management fee shall be subject to an annual review 250 on the anniversary date of the Agreement and the proposed 251 fee shall be presented in the annual budget referred to in sub- 252 clause 9.1. 253 8.3 The Managers shall, at no extra cost to the Owners, provide 254 their own office accommodation, office staff, facilities and 255 stationery. Without limiting the generality of Clause 7 the Owners 256 This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre- printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.